UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Ninth Avenue, New York, New York 10011

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2010, we received a letter from The Nasdaq Stock Market stating that we were not in compliance with Nasdaq Listing Rule 5605, which requires that we have a majority of independent directors and an Audit Committee consisting of three directors. As a result of the director resignations and subsequent appointments previously announced by the Company, we currently have six directors, three of whom are independent, and an Audit Committee of two members.

Pursuant to Nasdaq’s Listing Rules, we have a cure period lasting until the earlier of our next stockholders meeting or January 21, 2011, or until July 20, 2010 if our next stockholders’ meeting is held before then, to regain compliance with Nasdaq Listing Rule 5605. The Company may regain compliance with this rule by appointing a fourth independent director to its Board who would also serve on its Audit Committee.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2010

‘mktg, inc.’

	By:	/s/ James R. Haughton

James R. Haughton,
Senior Vice President -- Controller